Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
AG Mortgage Investment Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward(1)
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(o)	(1)	(2)	(2)
	Equity	Preferred Stock	457(o)	(1)	(2)	(2)
	Debt	Debt Securities	457(o)	(1)	(2)	(2)
	Other	Warrants (4)	457(o)	(1)	(2)	(2)
	Other	Units (5)	457(o)	(1)	(2)	(2)
	Other	Subscription Rights	457(o)	(1)	(2)	(2)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$120,290,875 (3)	0.00014760	$17,754.93
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	(6)
Carry Forward Securities	Equity	Preferred Stock	415(a)(6)	(6)

Exhibit 107

Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(6)			S-3	333-255931	May 26, 2021
Carry Forward Securities	Other	Warrants (4)	415(a)(6)	(6)			S-3	333-255931	May 26, 2021
Carry Forward Securities	Other	Units (5)	415(a)(6)	(6)			S-3	333-255931	May 26, 2021
Carry Forward Securities	Other	Subscription Rights	415(a)(6)	(6)			S-3	333-255931	May 26, 2021
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(6)	$879,709,125		S-3	333-255931	May 26, 2021	$95,976.27
	Total Offering Amount				$1,000,000,000	$17,754.93
	Total Fees Previously Paid
	Total Fee Offsets					$17,754.93
	Net Fee Due					$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Western Asset Mortgage Capital Corporation	S-3	333-238486	May 19, 2020		$17,754.93 (7)	Equity	Common Stock, par value $0.01 per share		$663,750,000
Fee Offset Sources	Western Asset Mortgage Capital Corporation	S-3	333-238486		May 19, 2020						$17,754.93 (7)

Exhibit 107

(1)	There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock, warrants, units and subscription rights as may from time to time be issued or sold at indeterminate prices. Information as to the amount, the proposed maximum offering price per unit and proposed maximum aggregate offering price of each class of securities being registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended, or the Securities Act. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions. This includes such indeterminate number of shares of common stock as are issuable upon conversion of preferred stock, debt securities, warrants and subscription rights, indeterminate number of shares of common stock, shares of preferred stock, debt securities, warrants or subscription rights issuable upon separation of units or indeterminate number of such securities pursuant to the anti-dilution provisions of such securities. No additional consideration will be received for such securities and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(2)	Omitted per Instruction 2.A.iii.b. on Item 16(b) of Form S-3 under the Securities Act.

(3)	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $1,000,000,000.

(4)	Includes warrants to purchase shares of common stock and shares of preferred stock.

(5)	Each unit will be issued under a unit agreement, indenture or other agreement and will represent an interest in one or more shares of common stock, shares of preferred stock, debt securities, warrants or subscription rights, in any combination thereof.

(6)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $879,709,125 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-255931), filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 7, 2021 and declared effective on May 26, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $95,976.27 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. A filing fee of $17,754.93 with respect to the remaining $120,290,875 of securities registered hereunder is being paid herewith, subject to the fee offset described in Table 2 and Note (7). To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the 2021 Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(7)	The Registrant is the successor to Western Asset Mortgage Capital Corporation (“WMC”), via the merger completed on December 6, 2023. WMC previously paid $97,350 (including a contemporaneous fee payment of $88,657.50 and carryforward of previously paid unused fees of $8,692.50) to register an offering in the aggregate amount of $750,000,000 on its Registration Statement on Form S-3 (File No. 333-238486), filed with the SEC on May 19, 2020 and declared effective on May 26, 2020 (the “WMC Registration Statement). As of the date hereof, the offering pursuant to the WMC Registration Statement has been terminated and $663,750,000 remained unsold (the “WMC Unsold Securities”) and a registration fee of $86,154.75 (the “WMC Unused Fee”) was associated with the WMC Unsold Securities. Pursuant to Rule 457(p) of the Securities Act, the Registrant is offsetting its filing fee for this Registration Statement by $17,754.93 (calculated at the fee rate in effect at the date of the WMC Registration Statement), which represents a portion of the registration fee previously paid with respect to the WMC Unsold Securities. The remaining $68,399.82 of the Unused Fee remains available to be applied to the filing fees payable in connection with future offerings by the Registrant.